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                                                                   EXHIBIT 10.4

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                              ESCROW AGREEMENT

                  ESCROW AGREEMENT made as of this 30th day of September, 1996 (the "Escrow Agreement"), by and among Armor Holdings, Inc., a Delaware corporation with offices at 191 Nassau Place Road, Yulee, Florida 32097 ("AHI"); Defense Technology Corporation of America, a Delaware corporation and a wholly-owned subsidiary of AHI with offices at 191 Nassau Place Road, Yulee, Florida 32097 (the "Purchaser"); Robert Oliver, residing at 8101 S.W. 53rd Avenue, Miami, Florida 33143 (the "Executive"); Sandra Oliver, residing at 8101 S.W. 53rd Avenue, Miami, Florida 33143 (the "Stockholder"); and Defense Technology Corporation of America, a Wyoming corporation with offices at 2136 Oil Drive, Casper, Wyoming 82604 (the "Seller") and Union Bank of Switzerland, New York Branch, with offices at 1345 Avenue of the Americas, New York, New York 10105 (the "Escrow Agent"), which term shall include any successor escrow agent appointed in accordance with Section 7(b) hereof.

                  The parties hereto are entering into this Escrow Agreement pursuant to that certain Asset Purchase Agreement, dated as of August 23, 1996 (the "Purchase Agreement"), among AHI, the Purchaser, the Executive, the Stockholder and the Seller. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

                   This Escrow Agreement is designed to implement the provisions of Section 5.3(d) of the Purchase Agreement pursuant to which the Escrow Fund is being deposited with the Escrow Agent pending the occurrence of the Release Dates contemplated in Section 5.3(d) of the Purchase Agreement.

                  Accordingly, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                  1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed to act as escrow agent hereunder and the Escrow
Agent agrees to act as such, pursuant to the terms hereinafter set forth herein.

                  2. Escrow Fund. On the date hereof, in accordance with
Section 5.3(d) of the Purchase Agreement, the Seller is delivering to the Escrow Agent a certificate registered in the name of Seller for 270,728 shares of common stock, $.01 par value per share (the "Common Stock"), of AHI, together with a stock power duly endorsed in blank, and all necessary stock transfer tax stamps (the "Escrow Fund"). The Escrow Fund shall be held in escrow by the Escrow Agent, pending its disposition as hereinafter provided.

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                  3. Disposition of Escrow Fund. (a) The stock certificate
registered in the name of the Seller representing the shares of AHI shall be held in escrow in accordance with the terms of this Escrow Agreement. One-half of the Escrow Fund shall be held in escrow until March 15, 1998 ("First Release Date"), and the remainder shall be held in escrow until June 30, 1999 ("Final Release Date") (each, a "Release Date").

                           (b) Notwithstanding anything to the contrary
contained herein, should any claim or claims ("Claim") be made by the Purchaser or by any third party arising out of or in connection with the Purchase Agreement or the transactions contemplated therein while any shares of AHI Common Stock are held in escrow, then such shares shall remain in escrow and continue to be held by the Escrow Agent in accordance with the terms of this Escrow Agreement until the final resolution of such Claim, notwithstanding the occurrence or passing of a Release Date. Unless and until the Escrow Agent has received written notice of a Claim, the Escrow Agent shall not be liable for the release of any shares or funds otherwise in compliance with the terms, conditions and procedures of this Escrow Agreement.

                           (c) The Purchaser shall have the right, in the
exercise of its reasonable and good faith judgment, upon written notice to the Escrow Agent, to set-off and deduct from the Escrow Fund, and/or cause the Escrow Agent to release from escrow and deliver to the Purchaser, the number of shares of AHI Common Stock having a value equal to the amount of any losses for which the Seller, the Executive or the Stockholder are required to indemnify the Purchaser pursuant to the provisions of Section 5.3(a) of the Purchase Agreement, including, but not limited to, by reason of Section 2.1(f) of the Purchase Agreement; provided, however, that prior to any such set-off, deduction or release of shares (x) the Purchaser shall give notice to the Seller of the Claim for which indemnity is sought, and the Seller shall have a period of 15 days in which to cure or otherwise remedy, to the satisfaction of the Purchaser, any such Claim, and (y) during such 15 day period, the Seller and the Purchaser shall hold good faith negotiations to resolve any dispute with respect to any such Claim for indemnification (however, such negotiations shall not extend such 15 day period); and (z) that prior to any such set-off, deduction or release of shares the Seller shall be afforded the opportunity to pay to the Purchaser, in immediately available funds, the amount of any such loss within 15 days of notice thereof. For purposes of this Section 3(c) and
Section 5.3(d) of the Purchase Agreement, the value of the shares of AHI Common Stock to be released from escrow by the Escrow Agent and delivered to Purchaser in satisfaction of a Claim shall equal the average closing price of AHI's Common Stock on the American Stock Exchange (or such other exchange as such shares may then be listed) for the 10 consecutive trading day

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period ending two trading days prior to the date on which the shares are set off, deducted or released from escrow in satisfaction of a Claim, or in the event shares are returned to the Escrow Fund by Purchaser pursuant to Section 3(d) hereof, such shares of AHI Common Stock shall be valued in the manner hereinabove provided, averaged over the 10 consecutive trading day period ending two trading days prior to the date such shares are returned. Any fractional share shall be rounded up or down to the nearest whole share or the cash equivalent substituted in lieu thereof, as AHI may determine.

                           (d) If the amount of deduction is subsequently
determined to be in excess of the amount which the Purchaser is legally entitled to deduct, the Purchaser shall promptly return such funds in cash or AHI Common Stock, as the case may be, to the Escrow Fund or if the Escrow Fund has terminated, shall pay such difference to the Seller after such final determination. AHI Common Stock returned to the Escrow Fund shall be valued as set forth in Section 3(c) of this Escrow Agreement.

                           (e) Notwithstanding anything contained herein to
the contrary, the Seller shall have the right to instruct the Escrow Agent to sell any of the shares held in the Escrow Fund following the effectiveness of a registration statement of AHI registering all of such shares with the Securities and Exchange Commission. AHI shall notify both the Seller and the Escrow Agent of the effectiveness of such registration statement. In the event any shares of AHI Common Stock are sold at the request of the Seller while held in the Escrow Fund, subject to the terms and conditions of the Purchase Agreement, this Escrow Agreement, that certain Lock-Up Agreement dated as of August 23, 1996 by and among AHI and the Seller (the "Lock-Up Agreement") and all applicable laws and regulations, the proceeds of any such sale shall be remitted to the Escrow Agent and held as part of the Escrow Fund until released in accordance with the provisions of this Section 3.

                           (f) If no event enumerated in Section 3(c) of this
Escrow Agreement or event pursuant to which the Seller, the Executive or the Stockholder are required to indemnify the Purchaser pursuant to the provisions of Section 5.3(a) of the Purchase Agreement, including, but not limited to, by reason of Section 2.1(f) thereof, has occurred prior to either Release Date, then (x) upon the occurrence of the First Release Date, AHI and the Seller shall jointly execute written instructions to the Escrow Agent to deliver to the Seller one-half of the Escrow Fund as is deliverable to the Seller on such Release Date; and (y) upon the occurrence of the Final Release Date, the balance of the Escrow Fund shall be released to Seller unless the Purchaser shall have given the Escrow Agent written notice of a Claim prior thereto, in which event the Escrow Fund shall continue to be held in escrow

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pursuant to Section 3(b).

                           (g) If the Escrow Agent shall receive written
instructions signed by AHI and the Seller directing the Escrow
Agent to deliver all or any portion of the Escrow Fund as specified in such instructions, the Escrow Agent shall do so as soon as reasonably possible after receipt of such instructions. The instructions shall contain the following:

                                      (i) the total amount of funds and/or
                           number of shares of AHI Common Stock that the Escrow Agent is thereby directed to pay out of the Escrow Fund;

                                     (ii) the party or parties to whom, or the
                           account or accounts to which, the Escrow Agent is thereby directed to pay such amounts or number of shares; and

                                    (iii) the date upon which the Escrow Agent
                           is directed to pay such amount or number of shares.

The Escrow Agent may rely fully on the provisions set forth in the instructions without any responsibility to determine whether such instructions comply with this Section 3(g).

                           (h) So long as there is no breach of any
representation, warranty, covenant or agreement by the Seller, the Executive or the Stockholder under the Purchase Agreement or the other agreements contemplated thereby, and subject to any rights in favor of third parties that may be granted by the Seller, the Executive or the Stockholder, the Seller shall be entitled to vote the shares of AHI Common Stock in the Escrow Fund and to receive dividends thereon, when, as and if declared by the Board of Directors of AHI.

                  4. Rights to Escrow Fund. The Escrow Fund shall be for the exclusive benefit of AHI and the Seller and their respective successors and assigns, and no other person or entity shall have any right, title or interest therein, except as otherwise contemplated herein or by the Purchase Agreement.

                  5. Distributions from the Escrow Fund.  (a) The Escrow
Agent shall continue to hold the Escrow Fund in its possession until authorized hereunder to distribute the Escrow Fund, or any specified portion thereof, as follows:

                                    (i) Pursuant to Section 3 of this Escrow
                           Agreement.

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                                    (ii) If other than pursuant to Section 3,
                           as determined by a final order, decree or judgment of a court of competent jurisdiction in the United States of America in a proceeding to which AHI and the Seller are parties (a "Final Decree"); or

                                    (iii) as provided in Section 6 or 7(b)
                           hereof relating to termination and resignation of the Escrow Agent.

                           (b) It is understood that the Escrow Agent may
disburse any portion of the Escrow Fund without any instructions if such distribution is pursuant to Section 5(a)(ii) or 5(a) (iii).

                  6. Termination of Escrow. This Escrow Agreement may be terminated at any time by and upon the receipt by the Escrow Agent of 10 days' prior written notice of termination executed by AHI and the Seller, directing the distribution of all property then held by the Escrow Agent under and pursuant to this Escrow Agreement. In the event that a dispute arises in connection with the release of the Escrow Fund, the Escrow Agent shall have the sole and absolute right to resign in accordance with the provisions of Section 7(b) hereof. This Escrow Agreement shall automatically terminate if and when all amounts in the Escrow Fund shall have been distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement.

                  7.       The Escrow Agent.

                           (a) Obligations.

                                    (i) The obligations of the Escrow Agent are
                           those specifically provided in this Escrow Agreement and no other, and the Escrow Agent shall have no liability under, and no duty to inquire into the terms and provisions, of any agreement between the parties hereto. The Escrow Agent is acting hereunder as an accommodation to the parties hereto. The duties of the Escrow Agent are purely ministerial in nature, and it shall not incur any liability whatsoever, except for its willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice, and shall not be liable for following the written advice of such counsel.

                                    (ii) The Escrow Agent shall not have any
                           responsibility for the genuineness or validity of any document or other item deposited with it or of

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                           any signature thereon or for the identity,
                           authority or right of any person executing or depositing the same and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder signed by the proper parties.

                           (b) Resignation and Removal.  The Escrow Agent
may resign from its duties hereunder at any time by giving at least 30 days' prior written notice of such resignation to AHI and the Seller and specifying a date upon which such resignation shall take effect; provided, however, that the Escrow Agent shall continue to serve until its successor accepts the Escrow Fund pursuant to a written assignment and assumption instrument pursuant to which the rights of the Escrow Agent are assigned to such successor and such successor expressly assumes the obligations of the Escrow Agent hereunder. Notwithstanding the foregoing, however, the Escrow Agent shall, in the alternative, have the right, at any time, following 10 days written notice to the other parties hereto, to resign as Escrow Agent and deposit the Escrow Fund with a court of competent jurisdiction and the Escrow Agent shall thereupon have no further obligation with respect thereto. Upon receipt of such notice, a successor escrow agent shall be appointed by AHI and the Seller, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice. If an instrument of assignment and assumption by a successor escrow agent shall not have been delivered to the Escrow Agent within 45 days after the giving of such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent. AHI and the Seller, acting jointly, may at any time remove the Escrow Agent and substitute a new escrow agent by giving 10 days' prior written notice thereof to the Escrow Agent then acting and paying all fees and expenses of such Escrow Agent through the date of termination.

                           (c) Indemnification.  AHI and the Seller shall
jointly and severally, hold the Escrow Agent harmless from and against and indemnify the Escrow Agent for any loss, liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Escrow Agent. The foregoing indemnities in this Section 7(c) shall survive the resignation or substitution of the Escrow Agent and the termination of this Escrow Agreement.

                           (d) Expenses of the Escrow Agent.  AHI shall
bear the cost for reasonable expenses incurred by the Escrow Agent in the performance of services pursuant to this Escrow Agreement

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including, but not limited to, reasonable legal fees, and AHI agrees to promptly reimburse the Escrow Agent upon receipt of a written request for reimbursement and the presentation of proper vouchers or receipts therefor.

                  8.       Disputes.

                           (a) Escrow Agent's Responsibility.  If any
dispute should arise with respect to the payment and/or ownership or right of possession of the Escrow Fund, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any portion of the Escrow Fund until such dispute shall have been settled either by agreement of the parties concerned or by a Final Decree, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

                           (b) Costs.  AHI and the Seller shall each bear
all of their own fees and expenses incurred by them in resolving any dispute arising under this Escrow Agreement. Any costs incurred by the Escrow Agent in connection with any dispute arising under this Escrow Agreement shall be reimbursed to the Escrow Agent pursuant to the provisions of Section 7(d). If the Escrow Agent is not reimbursed for such expenses within 30 days' written notice thereof pursuant to Section 7(d) hereof, the Escrow Agent shall be entitled to resign, upon 15 days' prior written notice to the parties hereto. If no successor escrow agent is named by the end of such 15 day period, the Escrow Agent shall have the right to deposit the Escrow Fund with an appropriate court and the Escrow Agent shall have no further obligation under this Escrow Agreement or, in the alternative, the Escrow Agent shall be entitled to continue to serve as Escrow Agent if all of its costs have been and are continuing to be paid on a current basis by the parties hereto.

                  9. Fees of the Escrow Agent. The fees of the Escrow Agent shall be limited to those set forth on Schedule A attached hereto and shall be borne by AHI and shall be billed to and paid by AHI in accordance with the Escrow Agent's regular billing practices.

                  10. Notices. All notices or other communications which are required or permitted to be given hereunder shall be in writing and shall personally be delivered, sent by certified mail, return receipt requested, or sent by a nationally-recognized overnight courier, to the parties hereto at the addresses first above written, or to such other addresses as the party to whom notice is to be given may have furnished to the other parties in writing. Any such communication shall be deemed to have been given when (i) delivered, if personally delivered, (ii) on receipt, if sent by mail, and (iii) on the business day after dispatch, if sent by nationally-recognized overnight courier.

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                  11. Counterparts.  This Escrow Agreement may be executed
in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  12. Governing Law and Jurisdiction. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereunder. This Escrow Agreement shall be subject to the exclusive jurisdiction of the courts located in New York County, New York. The parties to this Escrow Agreement agree that any breach of any term or condition of this Escrow Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York, and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Escrow Agreement or the transactions contemplated hereby. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Escrow Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum.

                  13. Benefits of Agreement. All the terms and provisions of this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and nothing in this Escrow Agreement, express or implied, is intended to confer on any person, corporation, group or other entity other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement. Anything contained herein to the contrary notwithstanding, this Escrow Agreement shall not be assignable by any party hereto without the consent of the other parties hereto.

                  14. Full Force and Effect. This Escrow Agreement shall remain in full force and effect until the Escrow Agent has delivered all shares and/or funds in the Escrow Fund in accordance with the terms hereof.

                  15. Modification. This Escrow Agreement shall not be altered or otherwise amended, except pursuant to an instrument in writing signed by each of the parties hereto.

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                  16. Descriptive Headings.  The descriptive headings in
this Escrow Agreement are for convenience only and shall not control or affect the meaning or constructing of any provision of this Escrow Agreement.

                  17. Transfer. The Seller shall not sell, assign, transfer exchange or otherwise dispose of, or grant any option or warrant with respect to, all or any part of the Escrow Fund, nor shall it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge or other encumbrance with respect to all or part of the Escrow Fund.

                  18. Purchase Agreement and Lock-Up Agreement. The parties hereto agree that this Escrow Agreement shall be subject to the terms and conditions of the Purchase Agreement and the Lock-Up Agreement. To the extent any provision of Section 3 is in conflict with any provision of the Purchase Agreement, the provisions of the Purchase Agreement shall prevail. The parties hereto (other than the Escrow Agent) acknowledge their respective obligations under Article V of the Purchase Agreement and the Lock-Up Agreement, and agree to be bound by such.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Escrow Agreement to be executed and delivered on the date first above written.

                                      ARMOR HOLDINGS, INC.

                                      By: /s/ Robert Schiller
                                          Robert Schiller
                                          Vice President

                                      DEFENSE TECHNOLOGY CORPORATION
                                       OF AMERICA, a Delaware corporation

                                      By: /s/ Robert Schiller
                                          Robert Schiller
                                          Vice President

                                      DEFENSE TECHNOLOGY CORPORATION
                                       OF AMERICA, a Wyoming corporation

                                      By: /s/ Robert L. Oliver
                                          Robert L. Oliver
                                          CEO

                                          /s/ Robert L. Oliver
                                          ROBERT OLIVER

                                          /s/ Sandra Oliver
                                          SANDRA OLIVER

                                      UNION BANK OF SWITZERLAND,
                                       NEW YORK BRANCH, as Escrow Agent

                                      By: /s/ Lawrence E. Gore
                                          Lawrence E. Gore
                                          Managing Director

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                                 SCHEDULE A

                              ESCROW AGENT FEES

$5,000.00 over the life of the escrow term, payable upon the opening of the Escrow Fund.